CUSIP No. 415033104	Exhibit 2

Exhibit 2 - Certificate of Designation, Preferences and Rights of the iBio CMO Preferred Tracking Stock (Incorporated herein by reference to Exhibit 3.1 to the Issuer’s 8-K filed with the U.S. Securities and Exchange Commission on February 24, 2017).